                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

   [ ]  Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                           INTERNET LAW LIBRARY, INC.
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant )

Payment of Filing Fee (check the appropriate box):
   [X] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:
       2) Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
       4) Proposed maximum aggregate value of transaction:
       5) Total fee paid:

   [ ] Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.
       1)  Amount previously paid:
       2)  Form, Schedule or Registration Statement No.:
       3)  Filing Party:
       4)  Date Filed:

                           INTERNET LAW LIBRARY, INC.
                               4301 WINDFERN ROAD
                                    SUITE 200
                              HOUSTON, TEXAS 77041

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS WILL BE HELD AT THE DATE, TIME, AND PLACE INDICATED BELOW:

DATE:  September 25, 2001
TIME:  10:00 a.m., Houston, Texas, Time
PLACE: Internet Law Library, Inc.
       4301 Windfern Road, Suite 200
       Houston, Texas 77041

MATTERS TO BE VOTED ON:

      1.    Election of two Class II directors to hold office for one year;

      2.    Election of two Class III directors to hold office for three years;

      3.    Approval of change of name of the corporation to ITIS Inc.;

      4. Approval of the Internet Law Library, Inc. 2001 Executive Stock Option Plan;

      5. Ratification of the appointment of Harper & Pearson Company as our independent auditors for our fiscal years ended December 31, 2000, and December 31, 2001, respectively; and

      6. Any other business that may properly come before the meeting and any adjournment of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF BOTH THE CLASS II AND CLASS III DIRECTORS, THE APPROVAL OF THE CORPORATE NAME CHANGE, THE APPROVAL OF THE STOCK OPTION PLAN, AND THE APPOINTMENT OF HARPER & PEARSON COMPANY. THESE ITEMS ARE MORE FULLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.

Stockholders who are holders of record at the close of business on August 10, 2001, are entitled to notice of, and to vote at, the annual meeting. A holder of shares is entitled to one vote for each share of common stock owned on all matters properly brought before the meeting.

Please read the attached proxy statement and the voting instructions on the proxy card and then vote by completing, signing and dating the proxy card and returning it in the enclosed postage prepaid envelope or by faxing it to (713) 462-8598. If you attend the annual meeting, you may, if you prefer, vote your shares in person. Please contact Carol Wilson at (281) 600-6000 if you have any questions. This proxy statement is being mailed to our stockholders on or about September 7, 2001.

                                    By Order of the Board of Directors,


                                    Carol A. Wilson
                                    Secretary

Houston, Texas
September 7, 2000

                                TABLE OF CONTENTS

                                                                         PAGE

QUESTIONS AND ANSWERS..................................................    1

BACKGROUND OF INTERNET LAW LIBRARY.....................................    3

BOARD OF DIRECTORS.....................................................    3
     Election of Directors..............................................   3
     Directors Whose Terms of Office Continue...........................   4
     Board Meetings.....................................................   5
     Committees of the Board of Directors...............................   5
     Board Compensation.................................................   6

EXECUTIVE OFFICERS.....................................................    6

     Other Significant Employees........................................   7
     Family Relationships...............................................   8

EXECUTIVE COMPENSATION.................................................    8

COMPENSATION COMMITTEE REPORT..........................................    10

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION............    11

STOCK PERFORMANCE GRAPHS...............................................    11

STOCK OWNERSHIP........................................................    12

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................    14

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..............................    16

VOTE REQUIRED AND RECOMMENDATION ON ITEM 1.............................    16

VOTE REQUIRED AND RECOMMENDATION ON ITEM 2.............................    16

APPROVAL OF CHANGE OF NAME OF CORPORATION..............................    16

VOTE REQUIRED AND RECOMMENDATION ON ITEM 3.............................    17

APPROVAL OF 2001 EXECUTIVE STOCK OPTION PLAN...........................    17

VOTE REQUIRED AND RECOMMENDATION ON ITEM 4.............................    19

AUDIT COMMITTEE REPORT.................................................    19

SELECTION OF INDEPENDENT AUDITORS......................................    20

VOTE REQUIRED AND RECOMMENDATION ON ITEM 5.............................    21

STOCKHOLDER PROPOSALS..................................................    21

ANNUAL REPORT..........................................................    21
                                                                        Appendix
2001 STOCK OPTION PLAN................................................. A

AUDIT COMMITTEE CHARTER ............................................... Appendix
                                                                        B

                                 PROXY STATEMENT
                              QUESTIONS AND ANSWERS

The board of directors is soliciting proxies to be used at the annual meeting. This proxy statement is first being sent to stockholders on or about September 7, 2001. The following questions and answers are intended to provide brief answers to frequently asked questions concerning the annual meeting. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire proxy statement, as well as its appendices and the documents incorporated by reference in this proxy statement.

Q:    WHAT MAY I VOTE ON?

A: At the annual meeting, you will be voting on five proposals. Item numbers refer to the numbers on the proxy card.

      Item 1:  Election of two class II directors to hold office for one year.

      Item 2: Election of two class III directors to hold office for three years.

      Item 3:  Approval of a change of our name to ITIS Inc.

      Item 4:  Approval of our 2001 Executive Stock Option Plan.

      Item 5: Ratification of the appointment of Harper & Pearson Company as our independent auditors for the fiscal years ended December 31, 2000, and December 31, 2001.

Q:    HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A: The board of directors recommends that you vote in favor of the election of directors, the approval of the name change, the approval of the 2001 executive stock option plan, and the appointment of Harper & Pearson Company.

Q:    WHO IS ENTITLED TO VOTE?

A: Only stockholders of record on the close of business on August 10, 2001, are entitled to notice of, and to vote at, the annual meeting. Each share of common stock is entitled to one vote. On August 10, 2001, we had 38,250,112 shares of common stock outstanding.

Q:    WHO CAN ATTEND THE ANNUAL MEETING?

A: All stockholders of record on the close of business on August 10, 2001, can attend the meeting. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership with you to the meeting. A copy of your brokerage account statement or an omnibus proxy, which you can get from your broker, will serve as proof of share ownership.

Q:    HOW DO I VOTE?

A: To cast your vote by mail, please complete, sign, and mail the proxy card in the enclosed postage prepaid envelope or fax it to (713) 462-8598. By voting, you will authorize the persons named on the proxy card, who will be your "proxies," to vote your shares as you instruct. You may vote for all, some, or none of the nominees for director. You may also approve, disapprove, or not vote on the other proposals.

      If you do not instruct your proxies how to cast your votes for directors, your proxies will vote FOR election of all of the nominees for directors. If you "withhold" your vote for any of the nominees, your vote will not be counted in the tabulation of votes cast on that nominee. If you leave Items 3, 4, or 5 blank, your proxies will vote FOR approval of all items that you left blank.

Q:    HOW CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

A: You can change your vote or revoke your proxy at any time before the meeting in any of three ways:

      o by sending written notice to our Secretary, Carol A. Wilson; at our principal executive offices: 4301 Windfern Road, Suite 200, Houston, Texas 77041; fax (713) 462-8598.

      o     by sending another proxy that is properly signed and later dated; or

      o     by voting in person at the meeting.

Q:    WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:    HOW WILL VOTES BE COUNTED?

A: The annual meeting will be held if a quorum is represented in person or by proxy at the meeting. A quorum is a majority of our outstanding shares of common stock entitled to vote. If you have returned a signed proxy card or attend the meeting in person, then you will be considered part of the quorum, even if you do not vote. Failures to vote, referred to as abstentions, are not counted in the tally of votes for or against a proposal. A withheld vote is the same as an abstention.

      Broker non-votes occur when proxies submitted by brokers, banks or other nominees holding shares in "street" name do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions on how to vote on the proposals. We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes. However, broker non-votes and abstentions will not be counted as votes cast on a proposal and will have the effect of a vote "AGAINST" a particular proposal.

Q: WHAT HAPPENS IF I DO NOT RETURN MY PROXY CARD AND DO NOT VOTE AT THE ANNUAL MEETING?

A: If you do not attend the annual meeting and do not submit a proxy, the effect will be that you will not be considered part of, or count towards, achieving a quorum and the further effect will be a vote "AGAINST" item 3, since a majority of all the shares outstanding is needed for approval of this proposals. However, with respect to items 1, 2, 4, and 5, the failure to return a proxy card and vote will have neither the effect of a vote "FOR" nor "AGAINST" these items, since only a majority of the quorum is required for approval of these items, and you will still not be counted toward achieving a quorum.

Q:    WHO WILL PAY THE COSTS OF OBTAINING THE PROXIES?

      We will pay all of the costs of obtaining proxies on the enclosed form. Some of our directors, officers, and other employees may solicit proxies personally or by telephone, mail or facsimile. They will not be specially compensated for these solicitation activities. We do not expect to pay any fees for proxies. We may, however, pay brokerage firms and other custodians for their reasonable expenses for forwarding proxy materials to the beneficial owners of our common stock.

Q:    HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: We do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the shares of our common stock represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the enclosed proxy card.

                       BACKGROUND OF INTERNET LAW LIBRARY

On March 25, 1999, Planet Resources, Inc., our predecessor, entered into an agreement and plan of reorganization with National Law Library, Inc. and the stockholders of National Law Library. Under this agreement, effective as of March 30, 1999, National Law Library and Planet Resources were merged, and each share of National Law Library common stock was exchanged for one share of Planet Resources common stock. In contemplation of this transaction, Planet Resources' stockholders agreed to a one-for-two reverse stock split, which resulted in 2,000,000 shares of its common stock being outstanding immediately prior to the merger. A majority of these shares were owned by A.W. Dugan, our former chairman of the board and president, who may be deemed to have controlled Planet Resources before the merger. Hunter M.A. Carr, our current chairman of the board, president and chief executive officer, owned 15,152,500 shares of National Law Library's common stock, and received an equal number of shares of Planet Resources' common stock in the merger. On July 8, 1999, we changed our name from Planet Resources, Inc. to Internet Law Library, Inc.

BOARD OF DIRECTORS

ELECTION OF DIRECTORS (ITEMS 1 AND 2 ON PROXY CARD)

There are currently eight directors on our board of directors. As permitted by our bylaws, the board of directors will adopt a resolution reducing this number to seven directors, as Gene Cernan will resign and join Joe H. Reynolds as a special advisor to the board. Our bylaws provide that the board of directors be divided into three classes with staggered three-year terms expiring in 2003. Three Class I Directors were elected at the 2000 annual meeting of stockholders and will hold office for three-year terms expiring in 2003. The board has selected as nominees for election at the annual meeting two current directors to be elected as Class II directors whose terms will expire at the 2002 annual meeting and two current directors to be elected as Class III directors for three-year terms to serve until the 2004 annual meeting.

The election of the directors requires the affirmative vote of a plurality of the shares of our common stock voted at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR W. ALLYN HOAGLUND AND DAVID
P. HARRIMAN AS CLASS II DIRECTORS, AND FOR W. PAUL THAYER AND DONALD W. SAPAUGH AS CLASS III DIRECTORS.

All nominees have consented to serve as directors. The board has no reason to believe that any of the nominees will be unable to act as director. However, if a director is unable to stand for re-election, the board may either reduce the size of the board or designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

The nominees for Class II directors to serve one-year terms are as follows:


W. ALLYN HOAGLUND
Age:                         53
Director since:              July 27, 2000
Recent business experience:  Mr. Hoaglund is an experienced trial attorney in
                             Houston, Texas, Mr. Hoaglund concentrates his law practice on civil matters, including personal injury, malpractice, products liability, condemnation law, and major commercial litigation.
                             He has been in solo practice since 1987, having previously been associated with both Vinson &
                             Elkins and Helm, Pletcher & Hogan. Mr. Hoaglund holds a B.A. from Louisiana State University and a J.D. from the University of Houston Law Center and is admitted to practice before the United States
                             Supreme Court. He is board certified in Civil Trial
                             Law by the Texas Board of Legal Specialization. He is a member of Phi Alpha Delta and the Order of the Barons, and a Fellow of the Houston Bar Foundation.

DAVID P. HARRIMAN
Age:                         52
Director since:              January 5, 2001
Recent business experience:  Mr. Harriman has served as the President of
                             National Law Library since December 1, 1999. In
                             1996, Mr. Harriman founded Brief Reporter as a publishing start-up with a database of appellate briefs for attorneys on the Internet. Prior to that time, Mr. Harriman served in various positions at The Michie Company, most recently as president and chief executive officer from 1989 to 1996.

The nominees for Class III directors to serve three-year terms are as follows:

W. PAUL THAYER
Age:                         80
Director since:              December 22, 1999
Recent business experience:  Mr.Thayer's background provides a wealth of experience from which he can draw as a director.
                             From 1983 to 1984, he served in the Reagan
                             Administration as Deputy Secretary of Defense and received many awards for his service. Prior to this time, from 1970 to 1983, Mr. Thayer served as chairman of Ling-Temco-Vought in Dallas, Texas. Mr.
                             Thayer graduated number one in his Navy Aviation
                             Cadet Class. He later served as a test pilot, combat ace, commercial airline pilot, and he flew around the world in 1993. Mr. Thayer was a U.S.
                             Navy combat ace in World War II and an experimental test pilot. He was the first pilot to break the sound barrier in a production Navy fighter. In
                             1994, he was inducted into the Navy Experimental
                             Test Pilots Hall of Fame, and he is a past recipient of the J. H. Doolittle Award and the Kitty Hawk Award. Among his many other honors are the Distinguished Flying Cross, two presidential citations, and the distinguished Horatio Alger
                             Award. Mr. Thayer's notable community service includes the Robert M. Thompson Navy League Award for outstanding civilian leadership, the University of Kansas Distinguished Service Citation for outstanding achievements and service to mankind, and the Air Force Medal and Decoration for Exceptional Civilian Service. In addition, Mr.
                             Thayer is a past chairman of the Chamber of Commerce of the United States and of the National
                             Corporate Advisory Board of the Vietnam Veterans
                             Memorial Fund.

DONALD W. SAPAUGH
Age:                         42
Director since:              July 27, 2000
Recent business experience:  Mr. Sapaugh has more than 20 years' health care management experience as financial officer and President/Chief Executive Officer. From 1986 to
                             1996, he led Rapha Treatment Centers, one of the largest psychiatric management service organizations in the United States. Currently the President and CEO of iExalt, Inc., Mr. Sapaugh founded what is now known as PremierCare in 1996, and served as its President and CEO. He is a member of many health-related organizations, including the National Association of Private Health Systems and the American College of Hospital Administration. He served on President Bush's Committee on Mental
                             Retardation from 1990 to 1993 and as Chairman of the President & Mrs. Bush Community Impact Award.
                             He holds a BBA from the University of Houston with an Accounting major and a Doctor of Divinity from Louisiana Christian University.

Directors whose terms of office continue and expire at the 2003 annual meeting

HUNTER M.A. CARR
Age:                         53
Director since:              March 30, 1999
Recent business experience:  Mr. Carr has been our chairman of the board of directors, president and chief executive officer since March 30, 1999. Mr. Carr is the founder of National Law Library, Inc. and has served as chairman of the board and president of National Law
                             Library since its founding in November 1998. From
                             April 1994 until July 1999, Mr. Carr served as chairman of the board and chief executive officer of ITIS, Inc., a Texas corporation in which he was the sole stockholder at that time. In July 1999, Mr. Carr resigned as chief executive officer of ITIS, and in April 2000 the Texas corporation became a wholly owned subsidiary of Internet Law
                             Library, Inc.

KELLEY V. KIRKER
Age:                         41
Director since:              March 30, 1999
Recent business experience:  Mr. Kirker served as one of our vice presidents from June 15, 1999 until July 13, 1999. Mr. Kirker has also served as a director of National Law
                             Library since July 1, 1999. On October 1, 1999, Mr.
                             Kirker was appointed chief executive officer of ITIS. Prior to that, since April 1994, Mr. Kirker has served as president and chief operating officer of ITIS. From 1987 until 1994, Mr. Kirker was employed by MLSI, Inc., a company engaged in litigation support service and owned by Mr. Carr.
                             Prior to 1987, Mr. Kirker was employed for approximately five years by Texaco, Inc. in its computer information service area.

GEORGE A. ROBERTS
Age:                         81
Director since:              January 1, 2000
Recent business experience:  Dr. Roberts served Teledyne, Inc. in various positions from 1966 until his retirement in 1993.
                             He began his service as president, became chief executive officer and president in 1986, was elected vice chairman of the board and chief executive officer in 1991, and became chairman of the board in 1991. Prior to that time, from 1941 until 1966, Dr. Roberts was employed by the Vasco
                             Metals Corporation, first as research metallurgist, as chief metallurgist in 1945, as vice president-technology in 1953, and was elected president in 1961.

                             Dr. Roberts is a member of the National Academy of Engineering, a fellow of The American Society for Metals, The Metallurgical Society and The Society of Manufacturing Engineers. He is also a life trustee of the Carnegie-Mellon University. In 1980, he was awarded the Carnegie-Mellon University Distinguished Achievement Award. In 1984, Dr. Roberts received an award from the National Conference of Christians and Jews for distinguished service in the field of human relations, and he also received the 1984 Americanism Award from the Boy Scouts of America.

BOARD MEETINGS

The board has met monthly since the 2000 annual meeting of stockholders. During the fiscal year ended December 31, 2000, all of the directors attended at least 75 percent of the meetings of the board of directors.

COMMITTEES OF THE BOARD OF DIRECTORS

Effective on January 1, 2000, the board of directors established an audit committee and a compensation committee. The audit committee has met three times and the compensation committee has met three times in the last fiscal year.

AUDIT COMMITTEE
Members:                     W. Allyn Hoaglund (Chairman)
                             Donald W. Sapaugh
Functions:                   Makes recommendations concerning the engagement of
                             our independent auditors, reviews with our independent auditors the plans and results of the audit engagement, approves professional services provided by our independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.

COMPENSATION COMMITTEE
Members:                     W. Paul Thayer (Chairman)
                             George A. Roberts
Functions:                   Determines compensation for executive officers and
                             administers our stock option and stock purchase plans.

BOARD COMPENSATION

Each director receives 25,000 shares of common stock each year, and each nonemployee director receives $1,000 for in-person meetings and $500 for telephone meetings.

Our 1999 Director Option Plan, which was adopted on March 26, 1999, and approved by the stockholders at the 2000 annual meeting, provides for the automatic grant to nonemployee directors, upon the director's election, of stock options to purchase shares of common stock of the company. Stock options under the Director Plan give the optionee the right to purchase shares of our common stock at future dates within ten years of the date of the grant. Each initial grant becomes exercisable in installments cumulatively as follows: on the date that is the six-month anniversary of the grant, for the greater of one-eighth of the shares of common stock subject to the initial grant or one-forty-eighth of the shares of common stock subject to the initial grant multiplied by the number of full months the director has served as one of our directors as of the date of such six-month anniversary. Each subsequent grant becomes fully exercisable on the first anniversary of the date of grant. The exercise price of each option is 100 percent of the fair market value of the stock on the date of grant. Options granted under this plan are exercisable within ten years from the date of grant, and are exercisable at the fair market value. Options granted under the Director Plan will be nonqualified stock options. Upon the exercise of a nonqualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the then fair market value of the shares on the date of exercise and the exercise price.

                               EXECUTIVE OFFICERS

All executive officers are elected annually, and serve at the discretion of, the board. Our executive officers are as follows:

NAME                      AGE      POSITION                                   RECENT BUSINESS EXPERIENCE

Hunter M.A. Carr          53       Chairman  of the  Board  of  Directors,    Please see Mr. Carr's description on pages 5-6.
                                   President and Chief  Executive  Officer
                                   since March 30, 1999

Kelley V. Kirker          41       Chief  Operations  Officer  and VP from    On October 1, 1999, Mr. Kirker was appointed chief
                                   June 15, 1999, until July 13, 1999.        executive officer of ITIS. Since April 1994 Mr. Kirker
                                                                              has served as president and chief operating officer of
                                                                              ITIS. From 1987 until 1994, Mr. Kirker was employed by
                                                                              MLSI, Inc., a company engaged in litigation support
                                                                              service and owned by Mr. Carr. Prior to 1987, Mr.
                                                                              Kirker was employed for approximately five years by
                                                                              Texaco, Inc. in its computer information service area


Joanna Hoover             51       Chief Financial Officer since June 2000    Ms. Hoover joined the company on May 1, 2000, after
                                                                              having served as outside Certified Public Accountant
                                                                              for the ITIS subsidiary and its related entities since
                                                                              1994. Ms. Hoover has been in the practice of public
                                                                              accounting since 1973 and has been a
                                                                              shareholder/partner in the Houston accounting firm of
                                                                              Nommensen, Hoover & Williams, P.C., since 1985. In
                                                                              addition to being a CPA, she holds licenses in the
                                                                              fields of insurance, securities, and investments.

Carol A. Wilson           59       Corporate Secretary since June 1999        From September 1995 to April 1999, Ms. Wilson served
                                                                              as the legal secretary and personal assistant to John
                                                                              M. O'Quinn, P.C. From 1980 to 1995, she was the legal
                                                                              secretary to Joe H. Reynolds. Since 1985, Ms. Wilson
                                                                              has been an active member and speaker in various state
                                                                              and national legal secretarial and paralegal
                                                                              organizations. She is the author of PLAIN LANGUAGE
                                                                              PLEADINGS (Prentice Hall 1996), and has been published
                                                                              in national trade journals and other publications.

OTHER SIGNIFICANT EMPLOYEES

The following sets forth information regarding significant employees who are not executive officers but who make or are expected to make significant contributions to our business.


NAME                       AGE      POSITION                                 RECENT BUSINESS EXPERIENCE

David P. Harriman          52       President of National Law Library        Please see Mr. Harriman's description on page 5.
                                    since November 1999

K. Charles Peterson        57       General Counsel                           Mr. Peterson joined us as our general counsel in May
                                                                              2000. He graduated from Harvard College, Class of
                                                                              1965, with an A.B. in Mathematics. Peterson was a
                                                                              first lieutenant in the U.S. Army and was decorated
                                                                              for service in Vietnam. In 1976 he graduated SUMMA CUM
                                                                              laude from South Texas College of Law, where he
                                                                              received the Mary Moody Northen Award for Scholastic
                                                                              Excellence, was on Law Review, and received numerous
                                                                              American Jurisprudence awards. A former partner of the
                                                                              Reynolds, Allen & Cook Law Firm, Peterson has
                                                                              continued in private practice since 1976. In recent
                                                                              years he co-founded the Trinity Life Center, which
                                                                              provides services for more than 4,500 abused children
                                                                              each year.

Charles F. Dunbar          52       Library since July 1999                   From April 1999 to June 30, 1999, Mr. Dunbar was an
                                                                              employee of ITIS. From April 1995 to April 1999, he
                                                                              was the chief executive officer and president of Image
                                                                              Vault, a sales and marketing consulting firm based in
                                                                              Houston, Texas. From 1990 to 1995, Mr. Dunbar served
                                                                              as vice president of sales for MLSI, Inc., a company
                                                                              owned Vice President-Sales of National Law by Mr.
                                                                              Carr, and then as vice president of sales for ITIS.

Kara A. Kirker             37       Chief Financial Officer and Treasure      Prior to us, Ms. Kirker provided contract services to
                                    of National Law Library since October     National Law Library as an officer of ITIS. From
                                    1, 1999                                   January 1994 until National Law Library's inception in
                                                                              November 1998, Ms. Kirker served as the controller and
                                                                              treasurer of ITIS, in which positions she continues to
                                                                              serve. From 1981 to 1994, Ms. Kirker served as
                                                                              assistant treasurer of Stone & Webster Oil Company,
                                                                              Inc. in the revenue accounting area.


FAMILY RELATIONSHIPS

Kara A. Kirker is a niece by marriage of Hunter M.A. Carr and is also married to Kelley V. Kirker. There are no other family relationships among any of our directors or executive officers.

                             EXECUTIVE COMPENSATION

Each of Mr. Carr, Mr. Sarlay, and Ms. Kirker is currently an officer of Internet Law Library or one of our subsidiaries, and was, until July 1, 1999, an employee of ITIS, Inc., a Texas corporation. Effective beginning in March 1999, National Law Library and ITIS operated under a management and financial services agreement under which ITIS provided accounting, staffing, and procurement services and office space to National Law Library. Under this agreement, National Law Library paid ITIS for staffing services at 125% of cost. Under a personal service contract that became effective in November 1998 between National Law Library and Mr. Carr, Mr. Carr received $55,400 for services performed from the inception of National Law Library on November 30, 1998 to June 30, 1999. This personal service contract covered executive services, marketing and business development, public relations, and general management.

The following table summarizes the compensation paid by Internet Law Library directly to certain executive officers during the six months ended December 31, 1999, and the fiscal year ended December 31, 2000. Apart from these executive officers, Internet Law Library did not pay any employee an annual salary and bonus exceeding $100,000 during these two periods.

                           SUMMARY COMPENSATION TABLE
                       FOR THE SIX MONTHS ENDED DECEMBER 31, 1999 AND
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000


                                               ANNUAL COMPENSATION                            LONG TERM COMPENSATION
                                    --------------------------------------------  -------------------------------------------------
                                                                                                SECURITIES
                                                                    OTHER ANNUAL   RESTRICTED   UNDERLYING  LTIP
NAME AND PRINCIPAL POSITION         YEAR      SALARY      BONUS     COMPENSATION  STOCK AWARDS   OPTIONS   PAYOUTS   ALL OTHER COMP.
---------------------------         ----     --------    -------   -------------  ------------  ---------- --------  ---------------
Hunter M.A. Carr                    2000     $180,000      $-0-         $-0-         $-0-          -0-       $-0-          $-0-
    Chairman of the Board,          1999       90,000       -0-          -0-          -0-          -0-        -0-           -0-
President and Chief   Executive
Officer

David P. Harriman,                  2000     $106,667      $-0-         $-0-         $-0-          -0-       $-0-          $-0-
    Chief Operating Officer and     1999        8,333       -0-          -0-          -0-        300,000      -0-           -0-
President Of National Law
Library


During the year ended December 31, 2000, the six months ended December 31, 1999, and the period from inception of National Law Library on November 30, 1998, to June 30, 1999, Internet Law Library did not grant any stock appreciation rights.

The following table summarizes the compensation paid by Internet Law Library directly to A.W. Dugan, who served as chief executive officer until March 30, 1999, and either directly or indirectly to Mr. Carr under a personal services contract as Internet Law Library's president and chief executive officer since March 30, 1999. We did not pay any employee an annual salary and bonus exceeding $100,000 during the period from inception of National Law Library on November 30, 1998, to June 30, 1999.

                           SUMMARY COMPENSATION TABLE
   FOR THE PERIOD FROM INCEPTION OF NATIONAL LAW LIBRARY ON NOVEMBER 30, 1998
                                TO JUNE 30, 1999


                                               ANNUAL COMPENSATION                            LONG TERM COMPENSATION
                                    --------------------------------------------  -------------------------------------------------
                                                                                                SECURITIES
                                                                    OTHER ANNUAL   RESTRICTED   UNDERLYING  LTIP
NAME AND PRINCIPAL POSITION         YEAR      SALARY      BONUS     COMPENSATION  STOCK AWARDS   OPTIONS   PAYOUTS   ALL OTHER COMP.
---------------------------         ----     --------    -------   -------------  ------------  ---------- --------  ---------------
Hunter M.A. Carr                    1999      $-0-        $-0-        $55,400(1)      $-0-          -0-      $-0-         $-0-
    Chairman of the Board,          1998       -0-         -0-             -0-         -0-          -0-       -0-          -0-
President and Chief Executive
Officer
A.W. Dugan                          1999      $-0-        $-0-            $-0-        $-0-          -0-      $-0-         $-0-
    Former Chairman of the Board    1998       -0-         -0-             -0-         -0-          -0-       -0-          -0-
and President

-----------

(1) Mr. Carr was compensated pursuant to a personal service contract during the period from inception of National Law Library on November 30, 1998, to June 30, 1999.

The following table sets forth the grants of stock options made to employees of Internet Law Library or its subsidiaries during the period from inception of National Law Library on November 30, 1998, to June 30, 1999, and for the six months ended December 31, 1999. There were no grants of stock options during the year ended December 31, 2000.


                                      NUMBER OF       PERCENT OF TOTAL
                                      SECURITIES      OPTIONS GRANTED TO
                                      UNDERLYING     EMPLOYEES DURING THE   EXERCISE OR BASE
NAME                                OPTIONS GRANTED        PERIOD            PRICE ($/SHARE)   EXPIRATION DATE  GRANT DATE VALUE(2)
----                                ---------------  --------------------   -----------------  ---------------  -------------------
                                                                     INDIVIDUAL GRANTS
                                                                     -----------------
FOR THE SIX MONTHS ENDED
DECEMBER 31, 1999
    Ronald W. Hogan (3)............     166,250             31%                 $3.00              8/31/07           $295,835
    David P. Harriman (3)..........     300,000             55%                 $3.00              8/31/07           $300,019
DURING THE PERIOD FROM
INCEPTION OF NATIONAL LAW
LIBRARY ON NOVEMBER 30, 1998,
TO JUNE 30, 1999
    Hunter M.A. Carr (1)...........   1,250,000            100%                 $3.00              4/11/09           $847,047


-----------

(1)   All such options were exercisable on April 12, 1999, the date of grant.

(2) Grant date value was determined using the Black-Scholes option valuation model. The following assumptions were made in using this model: Assumed expected volatility factors ranging from 75% to 92%, a 6% risk-free rate of return, a dividend yield of zero, and terms for exercising the options of between three and 10 years. The actual value, if any, a person may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

(3) Options issued to former officers of acquired companies. These individuals subsequently became officers of Internet Law Library or one of its subsidiaries. Before the options may vest, certain future subsidiary financial results or personal performance criteria must be satisfied. The earliest date on which one -third of these options may be exercised is August 31, 2000, and the latest date on which the last one -third of these options may be exercised is August 30, 2007. In the case of Mr. Hogan, the criteria for options scheduled to vest on August 30, 2000, was not satisfied, and 48,750 options were canceled at that time. As of April 12, 2001, 100,000 of Mr. Harriman's options were vested but have not been exercised.

The following table sets forth information concerning the number and value of securities underlying unexercised options held on December 31, 1999, and 2000, respectively, by Internet Law Library's executive officers.

                      AGGREGATE OPTIONS EXERCISABLE AND OPTION VALUES


                                                  NUMBER OF SECURITIES UNDERLYING                   VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTIONS AT END OF PERIOD     IN-THE-MONEY OPTIONS AT END OF PERIOD(1)
                                                ----------------------------------------  ------------------------------------------
NAME                                              EXERCISABLE           UNEXERCISABLE         EXERCISABLE          UNEXERCISABLE
DECEMBER 31. 2000                               --------------        ------------------  ------------------     ------------------
    Hunter M. A. Carr........................      1,250,000
    David P. Harriman........................        100,000                200,000
      Jack Tompkins (former Director)              1,000,000
    Ronald W. Hogan..........................                               117,500
    John R. Marsh............................                               50,000
DECEMBER  31, 1999
    Hunter M. A. Carr........................      1,250,000                                   $2,500,000
    Ronald W. Hogan..........................                               166,250                                    $342,475
    John R. Marsh............................                                75,000                                    $154,500
    David P. Harriman........................                               300,000                                    $600,000

-----------

(1) Based on the difference between the option exercise prices and the closing sale prices of $5.00 and $.1875 of our common stock as reported on the over-the-counter bulletin board on December 31, 1999, and 2000, respectively, multiplied by the number of shares underlying the options.

EMPLOYMENT AGREEMENT

On December 1, 1999 Internet Law Library entered into a three-year employment agreement with David P. Harriman, Chief Operating Officer and President of National Law Library. In the event he is terminated by us without cause, he is entitled to severance benefits equivalent to those provided to officers and employees in comparable positions and payment of one year's salary, which is currently $120,000.


                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION


Our compensation program was administered by the compensation committee during the fiscal year ended December 31, 2000.

Compensation for our executive officers is administered under the direction of the compensation committee with all recommendations of the compensation committee being subject to approval by the board of directors. The chairman of the compensation committee meets personally with all executive officers and their management team members each year and receives materials describing their job performance for evaluation purposes. The following is the compensation committee's report on compensation practices during the year 2000 for the executive officers of Internet Law Library.

BASE SALARY. The compensation committee recommends base salaries for executive officers and for officers of its subsidiaries:

      a. by evaluating the responsibilities of each position held and the experience of the individual;

      b. by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies of similar size and location, to historical levels of salary paid, where available; and

      c. by reference to recommendations of independent compensation consultants.

Salary adjustments are based on periodic evaluation of the performance of the company, its subsidiaries, and each officer, and added or changed responsibilities as well as market place changes are considered. Some executives perform duties for subsidiaries, and portions of their salaries are prorated. There were no salary adjustments to the executive officers' base salaries for the year 2000. Mr. Hunter M.A. Carr, who has served as president and chief executive officer since the commencement of the Company, received a base salary of $180,000 for the year 2000. Mr. David P. Harriman, who serves as president of National Law Library, Internet Law Library's most productive subsidiary, received a base salary of $120,000 for the year 2000. All other executive officers received salaries of less than $100,000 for the year.

EXECUTIVE INCENTIVES. The compensation committee has recommended an executive incentive stock option plan, which has been approved by the board of directors for the year 2001. To date, there has been no other performance-based or other bonus plan put into place for Internet Law Library's executives.

OTHER COMPENSATION. Other compensation paid to executive officers includes partial payment of insurance premiums on medical, dental, life, and long-tem disability plans.

                                          COMPENSATION COMMITTEE
                                          W. Paul Thayer, Chairman
                                          George A. Roberts

Under the proxy rules, the compensation committee report on executive compensation section of the proxy statement is not deemed "filed" with the SEC and is not incorporated by reference into any of our SEC filings.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Carr, Kirker, Reynolds and Tompkins participated in the deliberations of our board concerning executive officer compensation during the six months ended December 31, 1999. Since January 2000, the compensation committee has been composed of independent directors. None of our executive officers has served as a member of the compensation committee of another entity whose executive officers have served on our compensation committee.

STOCK PERFORMANCE GRAPH

SEC rules require presentation of a performance graph comparing the performance of our common stock against a broad equity market index and against either a published industry or line-of-business index or group of peer issuers through the end of our latest fiscal year. We chose the NASDAQ Composite Index (CCMP) as the relevant broad equity market index and Goldman Sachs Technology Internet Index (GIN) as the relevant line-of-business index.


ELAW vs NASDAQ Composite Index (COMPX)



                                    [CHART]

ELAW vs  Goldman Sachs Technology Internet Index (GIN)



                                    [CHART]


The high and low sales prices for our common stock during each quarter of the two most recent fiscal years, during which time the stock has traded on the over-the-counter bulletin board, are as follows:

         2Q99   3Q99    4Q99    1Q00     2Q00     3Q00     4Q00    1Q01    2Q01

HIGH      3     6.125    5     7.9375    6.625   1.9375    2.2812  0.625  0.3125

LOW     1.625   1.75   1.5625  3.1875    1.75    0.8438    0.1562  0.125  0.20


                                 STOCK OWNERSHIP

The following table sets forth information as of August 10, 2001, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of common stock,
(ii) by each director, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

The mailing address for each person identified below is c/o Internet Law Library, Inc., 4301 Windfern Road, Suite 200, Houston, Texas, 77041.


NAME                                               SHARES         PERCENTAGE OF
----                                            BENEFICIALLY       OUTSTANDING
                                                    OWNED            SHARES(1)
                                                --------------   ---------------
Hunter M.A. Carr ..............................   14,020,681(2)        36.6%
Eugene A. Cernan ..............................       75,000           *
W. Allyn Hoaglund .............................      100,000           *
Kelley V. Kirker ..............................    1,117,800(3)         2.9%
George A. Roberts .............................      303,000           *
Donald W. Sapaugh .............................       75,000           *
W. Paul Thayer ................................      775,000            2.0%
A.W. Dugan ....................................      458,091            1.2%
David P. Harriman .............................      305,280(4)        *
All other executive officers (2 persons)  .....       68,480           *
                                                  ----------           ----
All executive officers and directors
  as a group (11 persons) .....................   17,298,332           45.2%
                                                  ==========           ====

-----------
*     Less than 1%.

      (1) Percentage of beneficial ownership is based on 38,250,112 shares of common stock outstanding as of August 10, 2001. In computing an individual's beneficial ownership, the number of shares of common stock subject to options held by that individual that are exercisable as of or within 60 days of August 10, 2001, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.

      (2) Includes options to purchase 1,250,000 common shares that are currently exercisable and 400,000 shares held by a limited partnership of which Mr. Carr is the general partner, for the benefit of Mr. Carr's children.

      (3) Includes 350,000 shares held by Mr. Kirker's spouse, as to which Mr. Kirker disclaims beneficial ownership.

      (4) Includes options to purchase 100,000 common shares that are currently exercisable.

STOCK OPTIONS AND WARRANTS

On February 22, 2001, we issued warrants to James W. Christian to purchase 300,000 shares of our common stock at an exercise price of $0.15 per share, at any time through and including February 22, 2006. These warrants were issued in exchange for services provided to us, and have an estimated value of $46,000.

On March 15, 2001 the board of directors adopted the 2001 Executive Stock Option Plan. Under the 2001 Executive Stock Option Plan, the compensation committee of the board of directors, consisting of at least two non-employee members of the board of directors, may grant stock options to purchase up to 7 million shares of common stock (either incentive or non-qualified stock options) to our employees. The committee has discretion to determine the terms and conditions upon which the options may be exercised. The 2001 Executive Stock Option Plan is being submitted to you for approval and ratification at our annual meeting, and is described in more detail in Item 4 below of this proxy statement beginning on page 18.

On April 16, 2001, pursuant to the 2001 Executive Stock Option Plan, we awarded 1,000,000 stock options to Kelley V. Kirker, one of our directors and an officer. These options were fully vested at the grant date and were exercisable in whole or in part at any time for a period of 3 years at an exercise price equal to 67% of the bid price of our common shares at the date of exercise. Mr. Kirker exercised these options on April 18, 2001, and 1,000,000 shares of our common stock were issued to Mr. Kirker on April 19, 2001. Compensation expense of $69,000 was recorded in April 2001 as a result of this award.

On April 19, 2001, pursuant to the 2001 Executive Stock Option Plan, we awarded 500,000 stock options to Joanna Hoover, Chief Financial Officer of Internet Law Library. These options were fully vested at the grant date and were exercisable in whole or in part at any time for a period of 3 years at an exercise price equal to 67% of the bid price of common shares of Internet Law Library at the date of exercise. Ms. Hoover exercised these options on May 17, 2001, and 500,000 shares of Internet Law Library common stock were issued to Ms. Hoover on May 17, 2001. Compensation expense of $38,000 was recorded in April 2001 as a result of this award.

In July 2001, pursuant to the 2001 Executive Stock Option Plan, we issued 50,000 stock options to Robert Sarlay, previously Vice President for Special Programs and Shareholder Relations for Internet Law Library, in appreciation of his service to Internet Law Library. These options were fully vested at the grant date and were exercisable in whole or in part at any time for a period of 3 years at an exercise price equal to 67% of the bid price of common shares of Internet Law Library at the date of exercise. Mr. Sarlay exercised these options in July 2001, and 50,000 shares of Internet Law Library common stock were issued to Mr. Sarlay on July 20, 2001. Compensation expense of $8,040 was recorded in July 2001 as a result of this award.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Carr, our chairman of the board of directors, chief executive officer and president, was also the sole stockholder of ITIS during the period from National Law Library's inception on November 30, 1998, to December 31, 1999. During the three months ended March 31, 2000, Mr. Carr sold approximately 92% of his stock in ITIS to various individuals and entities, some of whom are either directors or officers of Internet Law Library or are entities controlled by directors of Internet Law Library. Under a stock exchange agreement dated April 30, 2000, we exchanged 5,044,903 shares of our common stock for all of the outstanding common stock of ITIS. The closing price of our common stock at April 28, 2000, was $4.125 per share. Of the 5,044,903 shares so issued, 1,721,003 shares were issued to five of our directors or their beneficiaries and 332,300 shares were issued to five of our officers as shown below:


                                                                               NUMBER OF
NAME OF DIRECTOR/OFFICER                             POSITION                    SHARES
------------------------                         --------------------          ----------
Hunter M.A. Carr.............................    Director and officer            196,003
W. Paul Thayer (Thayer Investment Co.).......    Director                        750,000
Kelley V. Kirker.............................    Director and officer            500,000
Eugene A. Cernan.............................    Director                         25,000
George A. Roberts, ..........................    Director                        250,000
Edward P. Stevens............................    Officer                         150,000
Donald H. Kellam.............................    Officer                         150,000
David P. Harriman............................    Officer                          25,000
Robert Sarlay................................    Officer                           3,300
K. Charles Peterson..........................    Officer                           4,000
                                                                               ---------

       Total.................................                                  2,053,303
                                                                               =========

Prior to its acquisition by us, ITIS has provided National Law Library with various executive, sales and marketing, and administrative services since National Law Library's inception on November 30, 1998. In addition, ITIS was and continues to be a primary provider of case law content to National Law Library. Set forth below is a summary of the agreements between National Law Library and ITIS.

In December 1998, National Law Library and ITIS entered into a continuing service agreement under which ITIS provided database content to National Law Library. Under the terms of this agreement, ITIS provided National Law Library with data files containing case law and statutes that are in the public domain together with coding and proprietary editing services covering these data files. National Law Library was charged $.65 per 1,000 characters for those data files that satisfy certain prescribed quality control requirements. Under the agreement, National Law Library was obligated for a three-year period to provide ITIS with minimum orders for data files containing an aggregate of 750 million characters per month. However, pricing under this agreement was to reflect market prices for comparable work, and National Law Library had the option to select another vendor should ITIS' prices not be competitive.

Despite the contract rate of $0.65 per 1,000 characters, during the six months ended December 31, 1999, National Law Library revised its method of accounting for its purchases of content from ITIS due to the common control exercised over both entities by Mr. Carr and due to the increasing materiality of the transactions. During this period, approximately 10,332,200,000 bytes of case law content was delivered by ITIS to National Law Library at a contract value of $6,722,000. National Law Library, however, recorded this content at ITIS' estimated cost of $987,594. In addition, Internet Law Library has restated its case law content purchased from ITIS during the period from National Law Library's inception on November 30, 1998, to June 30, 1999. As a result of this revaluation, at June 30, 1999, case law content was revised from approximately $1,787,000 to approximately $1,197,000, and the related payable to affiliated company of $115,700 was revised to reflect a receivable from affiliated company of approximately $474,300.

Effective beginning in March 1999, National Law Library and ITIS operated under a management agreement. Under this agreement, ITIS provided accounting, staffing, and procurement services and office space to National Law Library. Accounting services were charged at the rate of $85 per hour, staffing services were charged at 125% of cost, office supplies, equipment, and telephone services were charged at 120% of cost, and office space rental was based on 115% of cost. In addition, ITIS was entitled to charge a $3,600 monthly management fee under the agreement. During the six months ended December 31, 1999, and the period from inception of National Law Library on November 30, 1998, National Law Library incurred charges totaling approximately $342,800 and $298,800, respectively, and, at December 31, 1999, and June 30, 1999, National Law Library owed ITIS approximately $32,400 and $97,800, respectively, under this agreement.

Effective in December 1998, National Law Library entered into an agreement with ITIS to receive software development and consulting services for its database and retrieval. During the six months ended December 31, 1999, National Law Library incurred charges totaling approximately $34,600 and, at December 31, 1999, National Law Library owed ITIS approximately $3,800 under this agreement. No charges were incurred through June 30, 1999.Effective in November 1998, National Law Library and Mr. Carr entered into a personal service contract. During the period from inception of National Law Library on November 30, 1998, to June 30, 1999, National Law Library incurred total charges of $55,400 under this agreement. The agreement was terminated on July 1, 1999 when Mr. Carr became one of our salaried officers.

Prior to the reverse acquisition, Planet Resources paid approximately $70,000 for accounting and management services and rent to a company controlled by A.W. Dugan, the then chairman of the board of directors and president and a significant stockholder of Planet Resources.

During the year ended December 31, 2000, Internet Law Library borrowed a total of $1,805,000 from Hunter M.A. Carr, its CEO, to fund working capital requirements. Additionally, Mr. Carr advanced $255,000 during January and February 2001. The borrowings through February 28, 2001,were evidenced by unsecured promissory notes, each bearing an annual interest rate of 11.75% and payable in full with accrued interest after six months. On February 28, 2001, the notes through that date were consolidated into one demand note in the amount of $2,060,000 bearing interest at the rate of prime plus two percent per year, payable in cash on demand after one year. At Mr. Carr's option and with 30 days written notice, the note may be repaid in our common stock at a discounted price based on the lowest price at which we have sold our common stock during the one-year period preceding the exercise of this option. On March 10, 2001, we retired $250,000 in principal from this note by issuing 1,153,828 restricted shares of common stock to Mr. Carr at a price of $.216667 per share. New promissory notes, totaling $243,117 and bearing the same terms, have been issued to Mr. Carr for advances to Internet Law Library since March 1, 2001. As of June 30, 2001, the total principal amount and accrued but unpaid interest owed to Mr. Carr was $2,053,117 and $80,528, respectively.

In connection with the acquisition of ITIS, Internet Law Library assumed liabilities to Hunter M. A. Carr in the amount of $425,050. The liabilities are non-interest-bearing and payable on demand.

In October 2000, we executed demand notes for $400,000 and $50,000 in favor of George A. Roberts and W. Allyn Hoaglund, members of our board of directors. The notes bear interest at the rate of prime plus two percent per year and are payable in cash on demand after one year. At the option of the holder and with 30 days written notice, the notes may be repaid in our common stock at a discounted price based on the lowest price at which we have sold its common stock during the one-year period preceding the exercise of this option.

In February 2001, we executed a demand note for $190,000 in favor of George A. Roberts, a member of its board of directors. The note bears interest at the rate of prime plus two percent per year and is payable in cash on demand after one year. At the option of the holder and with 30 days written notice, the note may be repaid in our common stock at a discounted price based on the lowest price at which we has sold its common stock during the one-year period preceding the exercise of this option.

On February 5, April 5, April 11, and May 16, 2001 we executed demand promissory notes for $50,000, $70,000, $25,000, and $12,500, respectively, in favor of W.
Paul Thayer, a member of the board of directors. The notes bear interest at the rate of prime plus two percent per year and are payable in cash on demand after one year. At the option of the holder and with 30 days written notice, the notes may be repaid in our common stock Library at a discounted price based on the lowest price at which we have sold our common stock during the one-year period preceding the exercise of this option. On May 31, 2001, we repaid Mr. Thayer $25,000 in cash and reduced the February 5 note accordingly.

On April 18, 2001, Kelley V. Kirker, our Chief Operating Officer and a director of Internet Law Library, executed a promissory note to Internet Law Library for $140,700, representing the purchase price of 1,000,000 shares of common stock he purchased pursuant to the exercise of options acquired under the 2001 Executive Stock Option Plan. The note bears interest at the rate of ten percent per year and is payable on or before April 18, 2003. As of August 31, 2001, the unpaid balance of this note was $43,672.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, we believe, based solely on a review of the copies of reports furnished to us during our 2000 fiscal year, that all SEC filing requirements applicable to our directors, officers, and holders of more than 10% of the outstanding shares of our common stock were complied with during that period.

VOTE REQUIRED AND RECOMMENDATION ON ITEM 1-CLASS II DIRECTORS

The affirmative vote of a majority of the shares present at the annual meeting is required to adopt Item 1. Broker non-votes and abstentions will not be counted as a vote in favor of this proposal. As of August 10, 2001, there were 38,250,112 shares of our common stock outstanding and entitled to vote on this proposal. The adoption of Item 1 is not conditioned upon the adoption of the other four items.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. HOAGLUND AND HARRIMAN AS CLASS II DIRECTORS. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THESE NOMINEES UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

VOTE REQUIRED AND RECOMMENDATION ON ITEM 2-CLASS III DIRECTORS

The affirmative vote of a majority of the shares present at the annual meeting is required to adopt Item 2. Broker non-votes and abstentions will not be counted as a vote in favor of this proposal. As of August 10, 2001, there were 38,250,112 shares of our common stock outstanding and entitled to vote on this proposal. The adoption of Item 2 is not conditioned upon the adoption of the other four items.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. THAYER AND SAPAUGH AS CLASS III DIRECTORS. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THESE NOMINEES UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.



                    APPROVAL OF CHANGE OF NAME OF CORPORATION
                             (ITEM 3 ON PROXY CARD)

Effective as of November 30, 2000, our board of directors adopted resolutions that approved, and directed that there be submitted to stockholders for their approval, a proposal to amend our Certificate of Incorporation o change our name from Internet Law Library, Inc., to ITIS Inc. This name has been reserved with the Delaware Secretary of State.

To effect such a change, our Certificate of Incorporation will be amended to read in its entirety as follows:

      "FIRST:  The name of the corporation is ITIS Inc."

This amendment, if approved by stockholders, will become effective on the date it is filed with the Office of the Secretary of State of the state of Delaware. We anticipate that the filing to effect this amendment to the Certificate of Incorporation will be made as soon after the annual meeting as practicable.

The directors believe that the name "Internet Law Library" is too limiting and that "ITIS," which is generally understood to mean "Information Technology and Information Services" will better reflect us and our business and business plans for the future, with diversification from "Internet," "Law," and "Library" concepts and businesses.

VOTE REQUIRED AND RECOMMENDATION ON ITEM 3

The affirmative vote of a majority of the outstanding shares of common stock is required to adopt Item 3. Broker non-votes and abstentions will not be counted as a vote in favor of this proposal. As of August 10, 2001, there were 38,250,112 shares of our common stock outstanding and entitled to vote on this proposal. The adoption of Item 3 is not conditioned upon the adoption of the other four items.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE NAME CHANGE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THIS ITEM UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.


                  APPROVAL OF 2001 EXECUTIVE STOCK OPTION PLAN
                             (ITEM 4 ON PROXY CARD)

On March 15, 2001, the board of directors approved the 2001 Executive Stock Option Plan. The 2001 Option Plan is effective subject to the approval by the stockholders. The purpose of the plan is to promote long-term financial success of Internet Law Library and its subsidiaries by encouraging ownership in the company by executives and other key employees whose continued services are considered essential to the company's future progress and to provide them with further incentives to remain as employees, as well as to obtain qualified new employees. A copy of the plan is attached to this proxy statement as APPENDIX A and is incorporated herein by reference.

The number of shares of common stock then available to be issued and sold under the 2001 Option Plan is Seven Million (7,000,000), subject to adjustment for certain reorganizations or other corporate transactions. The options, once granted, can be exercised over a ten-year period. Options granted under the 2001 Option Plan can only be exercised by tendering to the company fair market value equal to the exercise price. The maximum number of shares of common stock with respect to which the options may be granted under the plan during the life of the plan is one million (1,000,000) shares, subject to adjustment for reorganizations or other corporate transactions.

We cannot now determine the number of options to be granted in the future to the directors, officers, and employees under the 2001 Option Plan.

                         SUMMARY DESCRIPTION OF THE PLAN

The following summary of the 2001 Option Plan is qualified in its entirety by reference to the text of the 2001 Option Plan, which is attached to this proxy statement as Appendix A. The following is a summary of certain provisions of the 2001 Option Plan:

PURPOSE. The 2001 Option Plan is intended as an incentive to key employees, to retain employees with a high degree of training, experience, and ability, to attract new employees with unusually valuable services, to encourage the sense of proprietorship of such persons, and to stimulate the interest of such persons in development and financial success of the company..

ADMINISTRATION. The 2001 Option Plan is administered by a stock option committee (which is currently the compensation committee) consisting of two non-employee directors, who are appointed by the board of directors. This committee can determine the employees to whom options will be granted, the number of shares in the option, and the exercise price of the option. The options granted may be incentive, nonqualified stock options. The committee has full power and authority to interpret the provisions of the 2001 Option Plan and supervise its administration. No member of the committee is eligible to receive stock options under the 2001 Option Plan during tenure on the committee.

GRANTS OF STOCK OPTIONS. Persons eligible to participate in the 2001 Option Plan and receive stock options include only employees of Internet Law Library or its subsidiaries as defined in the Internal Revenue Code of 1986, as amended,, who are executive, administrative, professional, or technical personnel with responsibilities affecting the management, direction, development, and financial success of Internet Law Library or its subsidiaries. An employee may receive more than one grant of stock options, but may not receive options for more than one million shares. An optionee may exercise the stock option by written notice to us, accompanied by payment in full of the purchase price in any form of payment we may accept.

SHARES SUBJECT TO THE PLAN. There shall be subject to the 2001 Option Plan seven million (7,000,000) shares of our common stock, consisting of authorized and unissued shares or previously issued shares reacquired and held by us. Any stock options that expire or are terminated prior to exercise prior to the 2001 Option Plan's termination will be available for further grants under the 2001 Option Plan. After termination of the 2001 Option Plan, the shares reserved for the 2001 Option Plan shall be only such number of shares as are issuable under then outstanding stock options.

TERMS OF STOCK OPTIONS. The purchase price of each share is determined by the committee prior to granting a stock option, and must be at least 50 percent of the fair market value on the date of grant. Each stock option may be exercisable in one or more installments, as determined in the committee's discretion. No stock option may be exercised after ten years from the date the option is granted. At any time after the granting of any stock option, the committee shall have the right to amend any provision, including changing the exercise price and any installment exercise dates, subject to any limitations provided by the Securities and Exchange Act, by SEC Rule 16b-3, or any other rule under the Act; provided that no stock option shall be amended to increase the exercise price, extend the date on which the option or any installment is exercisable, or shorten the term of the option without the optionee's consent. If an optionee's employment with us is terminated for any reason other than for cause, the committee may permit such stock option to be exercised during three months after termination. If the employee dies while in our employ or after termination of employment but prior to the exercise of any stock option, the option may be exercised by optionee's personal representative during 12 months after death. If an optionee's employment is terminated without our consent for any reason other than the optionee's death, or if optionee's employment is terminated for cause, any rights under a then outstanding stock option will terminate immediately. The committee is the sole judge of whether an optionee's employment is terminated without our consent or for cause. If optionee's employment is terminated due to retirement, such option shall be exercisable during 60 months after termination or the remainder of the option period, whichever is less. If an optionee dies during such extended exercise period, such option may be exercised by optionee's personal representative during 12 months after death, provided the option does not expire within that 12 months. If an optionee engages in "detrimental activity," as defined in the 2001 Option Plan, the committee in its discretion may cause optionee's right to exercise such option shall be forfeited. When an option is granted, the committee may determine that the shares shall be restricted as to transferability.

ASSIGNABILITY OF STOCK OPTIONS. Options granted under the 2001 Option Plan are not assignable or transferable except by will or the laws of descent and distribution, subject to the provisions of 5(d). Otherwise, options granted under the 2001 Option Plan are exercisable during the lifetime of the recipient only by recipient, and no assignment or transfer shall vest

TAXES. The committee may make such provisions and rules for withholding taxes as it deems appropriate. An optionee, in the discretion of the committee, may elect irrevocably to satisfy any United States tax required to be withheld in connection with the exercise of an option by electing to have us company withhold a number of shares having a fair market value on the date of exercise equal to or less than the amount required to be withheld.

REORGANIZATION AND RECAPITALIZATION OF THE COMPANY. The 2001 Option Plan and options granted under it does not affect the right of us or our stockholders to make any adjustments, recapitalization, reorganizations, or other changes in our capital structure or our business. Issuance by us of shares of stock of any class or securities convertible into shares of stock shall not affect the number of shares subject to stock options granted under the 2001 Option Plan. If prior to delivery of shares subject to options or rights granted under the 2001 Option Plan, we shall effect a subdivision or consolidation of shares or other capital readjustments, the number of shares subject to the

2001 Option Plan shall be proportionately adjusted. If we merge or consolidate with one or more corporations and we are the surviving corporation, the recipient exercising any options granted under the 2001 Option Plan shall be entitled to receive an adjusted number of shares. Upon any merger or consideration where we are not the surviving corporation, or upon liquidation or dissolution ofus, all outstanding stock options shall be canceled by us by giving notice to each holder of options by permitting the exercise during the 30-day period next preceding such effective date of all stock options outstanding as of such date, whether or not otherwise exercisable.

PLAN TERM. The 2001 Option Plan is effective March 15, 2001, and no stock options shall be granted after March 15, 2011.

AMENDMENT. The board of directors may amend, alter, or discontinue the 2001 Option Plan at any time as permitted by law, but no amendment or alteration shall be made without approval of the stockholders if and to the extent such amendment is required to be approved by stockholders to continue the exemption provided for in SEC Rule 16b-3.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES Set forth below is a discussion of certain federal income tax consequences with respect to the plan. This discussion is based on an analysis of the Internal Revenue Code as currently in effect, existing laws, judicial decisions, administrative rulings and regulations, and proposed regulations, all of which are subject to change at any time (in certain instances, retroactively). The following discussion is not intended to be exhaustive in its scope but rather limited to the most commonly encountered tax situations. This discussion should not be treated as legal, tax or financial advice, and any such implication is hereby specifically disclaimed. In addition to being subject to the federal income tax consequences described below, each participant in the plan may also be subject to foreign, state, and local income or other tax consequences in the jurisdiction in which he or she works and/or resides. EACH PARTICIPANT IS URGED TO CONSULT HIS OR HER PERSONAL TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PLAN. Under present law, a participant will not realize taxable income upon the grant of a non-qualified stock option, and we will not receive an income tax deduction at such time. Upon exercise of a non-qualified stock option, a participant will generally realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Upon sale of the shares, a participant will recognize a short-term, mid-term, or long-term capital gain or loss depending on how long the participant held the shares. We are generally allowed an income tax deduction equal to the amount recognized as ordinary income, subject to the limitations imposed by Section 162(m) of the Internal Revenue Code.

VOTE REQUIRED AND RECOMMENDATION ON ITEM 4

The affirmative vote of a majority of the shares present at the annual meeting is required to adopt Item 4. Broker non-votes and abstentions will not be counted as a vote in favor of this proposal. As of August 10, 2001, there were 38,250,112 shares of our common stock outstanding and entitled to vote on this proposal. The adoption of Item 4 is not conditioned upon the adoption of the other four items.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE 2001 EXECUTIVE STOCK OPTION PLAN. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THIS ITEM UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.



                             AUDIT COMMITTEE REPORT

The audit committee of the board of directors is composed of two independent directors as defined by the National Association of Securities Dealers' listing standards. The board of directors has adopted a written charter of the audit committee, a copy of which is included as APPENDIX B to this proxy statement.

The audit committee held three meetings during 2000. The audit committee reviews our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of our audited consolidated financial statements with accounting principles generally accepted in the United States of America.

The audit committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2000, with our management and with Harper & Pearson Company, our independent auditors. The audit committee also discussed with Harper & Pearson Company the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The audit committee has received the written disclosure and the letter from Harper & Pearson Company required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Harper & Pearson Company their independence from management and us.

AUDIT FEES. We paid Harper & Pearson, our independent auditors, $86,904 as audit fees for the fiscal year ended December 31, 2001.

Based on the audit committee's reviews and discussions with management and Harper & Pearson Company, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the SEC.


                                       AUDIT COMMITTEE
                                       W. Allyn Hoaglund, Chairman
                                       Donald W. Sapaugh


The audit committee report is not deemed "filed" with the SEC and is not incorporated by reference into any of our SEC filings.


                        SELECTION OF INDEPENDENT AUDITORS
                             (ITEM 5 ON PROXY CARD)

In December 1999, the board of directors changed the end of our fiscal year from June 30 to December 31. We are asking you to ratify the board's selection of Harper & Pearson Company as our independent auditors for the fiscal years ended December 31, 2000, and December 31, 2001, respectively.

Representatives of Harper & Pearson Company will attend the meeting to answer questions and may make a statement if they so desire.

In January 2000, the board of directors voted to dismiss and replace Harper & Pearson Company as our independent accountants with Arthur Andersen LLP. The Audit Committee of our board of directors recommended this action and it was approved by the board of directors on February 28, 2000. Our consolidated financial statements for the six months ended December 31, 1999, have been audited by Arthur Andersen LLP.

For the period from the inception of National Law Library on November 30, 1998, to June 30, 1999, and for the year ended June 30, 1998, Harper & Pearson's reports did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the periods Inception to June 30, 1999, the one year ended June 30, 1998, and the subsequent interim period ended April 5, 2000, there were no disagreements with Harper & Pearson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Harper & Pearson, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of Internet Law Library for such periods. Internet Law Library has authorized Harper & Pearson to respond fully to the inquiries of Arthur Andersen LLP.

On February 19, 2001, the board of directors voted to dismiss and replace Arthur Andersen LLP as our independent accountants with Harper & Pearson Company. Our consolidated financial statements for the fiscal year ended December 31, 2000, have been audited by Harper & Pearson Company.

For the period July 1, 1999, to December 31, 1999, Arthur Andersen LLP's report did not contain any adverse opinions or disclaimers of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the period July 1, 1999, to December 31, 1999, and the subsequent interim period through February 19, 2001, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of Internet Law Library for such period. Internet Law Library has authorized Arthur Andersen LLP to respond fully to the inquiries of Harper & Pearson Company.

The selection of Harper & Pearson Company as our independent auditors does not need to be ratified by the stockholders. If the choice of Harper & Pearson Company is not ratified, our board of directors and their audit committee will reconsider the retention of Harper & Pearson Company. If the selection of Harper & Pearson Company is ratified by the stockholders, the board of directors and the audit committee may direct the appointment of a different independent accounting firm at any time during 2001.

VOTE REQUIRED AND RECOMMENDATION ON ITEM 5

The affirmative vote of a majority of the shares present is needed to ratify Harper & Pearson Company as independent auditors for 2000 and 2001. Broker non-votes and abstentions will not be counted as votes for this proposal. As of August 10, 2001, there were 38,250,112 shares of our common stock outstanding and entitled to vote on this proposal. The approval of Item 5 is not conditioned upon the approval of the other four items.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE SELECTION OF HARPER & PEARSON COMPANY AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2000, AND DECEMBER 31, 2001, RESPECTIVELY. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THE RATIFICATION OF HARPER & PEARSON COMPANY UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY VOTE.


                              STOCKHOLDER PROPOSALS

We must receive any stockholder proposal intended for inclusion in the proxy materials for our annual meeting to be held in 2002 no later than June 15, 2001, to have your proposal included in our proxy statement for the 2002 Annual Meeting. You must submit your proposal in writing to our Secretary, c/o Internet Law Library, 4301 Windfern Road, Suite 200, Houston, Texas 77041-8915.



                                  ANNUAL REPORT

Our annual report on Form 10-K, which includes our consolidated financial statements, is being mailed to you along with this proxy statement. UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE TO ANY STOCKHOLDER, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES TO SUCH REPORT. SUCH REQUEST SHOULD BE DIRECTED TO:



                                    Internet Law Library, Inc.
                                  4301 Windfern Road, Suite 200
                                       Houston, Texas 77041
                                    Attention: Carol A. Wilson
                                      Phone: (281) 600-6000

                                                                      APPENDIX A


                           INTERNET LAW LIBRARY, INC.
                        2001 EXECUTIVE STOCK OPTION PLAN


                               Purpose of the Plan
      This Stock Option Plan (the "Plan") is intended as an incentive to key employees of Internet Law Library, Inc. (the "Company"). Its purposes are to retain employees with a high degree of training, experience and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company.

                           Administration of the Plan
STOCK OPTION COMMITTEE. The Board of Directors shall appoint and maintain a Stock Option Committee (the "Committee") which shall consist of at least two (2) members of the Board of Directors, none of whom is an officer or employee of the Company, who shall serve at the pleasure of the Board. The Committee may from time to time grant incentive stock options and non-qualified stock options ("Stock Options") under the Plan to the persons described in Section 3 hereof. No member of such Committee shall be eligible to receive Stock Options under this Plan during his or her tenure on the Committee. Members of the Committee shall be subject to any additional restrictions necessary to satisfy the disinterested administration of the Plan as required in Rule 16b-3 under the United States Securities Exchange Act of 1934 (the "Act") as it may be amended from time to time.

POWERS OF COMMITTEE. The Committee shall have full power and authority to interpret the provisions of the Plan and supervise its administration. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members. Any decision reduced to writing and signed by a majority of the members shall be fully effective as if adopted by a majority at a meeting duly held. The Committee shall have full and final authority to determine (i) the persons to whom Stock Options hereunder shall be granted, (ii) the number of shares to be covered by each Stock Option except that no optionee may be granted Stock Options for more than 1,000,000 Shares during the life of the Plan, and (iii) the exercise price of each Stock Option.

LIMITATION OF COMMITTEE MEMBER LIABILITY. No member of the Committee shall be liable for anything done or omitted to be done by him or by her or any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

FORFEITURE OF OPTIONS FOR DETRIMENTAL ACTIVITY. If the exercise period of an outstanding Stock Option is continued following a holder's termination of employment due to retirement as provided in Section 5(d)(ii)(C), the Committee shall have the authority in its discretion to cause such Stock Option to bc forfeited in the event that such holder engages in "detrimental activity" as described in Section 5(d)(ii)(C).

                             Grants of Stock Options
ELIGIBILITY. The persons eligible for participation in the Plan as recipients of Stock Options shall include only employees of the Company or its subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code") and hereinafter referred to as "subsidiaries", who are executive, administrative, professional or technical personnel who have responsibilities affecting the management, direction, development and financial success of the Company or its subsidiaries. An employee may receive more than one grant of Stock Options at the Committee's discretion including simultaneous grants of different forms of Stock Options.

COMMITTEE DETERMINES TERMS AND CONDITIONS OF OPTIONS. The Committee in granting Stock Options hereunder shall have discretion to determine the terms and conditions upon which such Stock Options may be exercisable. Each grant of a Stock Option shall be confirmed by an Agreement consistent with this Plan which shall be executed by the Company and by the person to whom such Stock option is granted. The Committee shall have the right to determine the period of time, if any, during which the recipient must remain in the employment of the Company or a subsidiary as a condition to the exercise of any Stock Option. Any Stock Option may provide that the exercisability thereof, or of any installment or portion thereof, is subject to the satisfaction of any other terms and conditions as the

Committee may determine, such as, but not limited to, the market price of the Shares, satisfaction of goals for the employee or performance of the Company.

EMPLOYMENT INCLUDES EMPLOYMENT WITH SUBSIDIARIES. For purposes of this Plan, employment with the Company shall include employment with any subsidiary of the Company, and the Stock Options granted under this Plan shall not be affected by an employee's transfer of employment from the Company to a subsidiary, from a subsidiary to the Company or between subsidiaries.

METHOD OF EXERCISE. Subject to the provisions of this Plan, an optionee may exercise Stock Options, in whole or in part, at any time when the Stock Option is exercisable by written notice of exercise to the Company on a form provided by the Committee specifying the number of Shares subject to the Stock Option to be purchased. Except where waived by the Committee, such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee, payment in full or in part may also be made (i) by delivering Shares already owned by the optionee (which Shares shall have been owned by the optionee for not less than 6 months if the optionee is subject to Section 16 of the Act) having a total Fair Market Value on the date of such delivery equal to the purchase price; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee; (iii) by authorizing the Company to retain Shares which would otherwise be issuable upon exercise of the Stock Option having a total Fair Market Value on the date of delivery equal to the purchase price; (iv) by the delivery of cash or the extension of credit by a broker-dealer to whom the optionee has submitted a notice of exercise or otherwise indicated an intent to exercise a Stock Option (in accordance with applicable regulations of the board of governors of the Federal Reserve System, and any other requirement of law, a so-called "cashless" exercise); (v) by certifying ownership of Shares to the satisfaction of the Committee for later delivery to the Company as specified by the Committee; or (vi) by any combination of the foregoing.

                           Shares Subject to the Plan
      Subject to adjustment as provided in Section 8 hereof, there shall be subject to the Plan 7,000,000 shares of Common Stock, par value $0.001 per share, of the Company (the "Shares"). The Shares subject to the Plan shall consist of authorized and unissued Shares or previously issued Shares reacquired and held by the Company or any subsidiary. Should any Stock Option expire or be terminated prior to its exercise in full and prior to the termination of the Plan, the Shares theretofore subject to such Stock Option shall be available for further grants under the Plan. Until termination of the Plan, the Company and/or one or more subsidiaries shall at all times make available a sufficient number of Shares to meet the requirements of the Plan. After termination of the Plan, the number of Shares reserved for purposes of the Plan from time to time shall be only such number of Shares as are issuable under then outstanding Stock Options.

                             Terms of Stock Options
PURCHASE PRICE FOR SHARES SUBJECT TO STOCK OPTIONS. The purchase price of each Share subject to a Stock Option shall be determined by the Committee prior to granting a Stock Option. The Committee shall set the purchase price for each Share at such price as the Committee in its sole discretion shall determine, provided, however, that such purchase price shall be not less than fifty percent (50%) of the fair market value (the "Fair Market Value") of each Share on the date the Stock Option is granted. The Fair Market Value of a Share on a particular date shall be deemed to be (i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant, as reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) if the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable, or (iii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in accordance with a formula fixed in good faith by the Committee.

INSTALLMENTS

EXERCISABLE IN INSTALLMENTS. Each Stock Option granted hereunder shall be exercisable in one or more installments (annual or other) on such date or dates as the Committee may in its sole discretion determine, and the terms of such exercise shall be set forth in the Stock Option Agreement covering the grant of the Stock Option, provided that no Stock Option may be exercised after the expiration of ten (10) years from the date such Stock Option is granted.

INSTALLMENTS ARE CUMULATIVE. Except as provided in paragraph (d) below, the right to purchase Shares pursuant to a Stock Option shall be cumulative so that when the right to purchase any Shares has accrued such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Stock Option.

AMENDMENT OF OPTIONS. At any time at or after the granting of any Stock Option, the Committee shall have the right to amend any provision thereof, including, without limitation, to change the exercise price and the installment exercise dates, subject, however, to any applicable limitations concerning options designated as incentive stock options and to any limitations provided by the Act, by Rule 16b-3 and by any other rule issued under the Act; provided, however, that no Stock Option shall be amended to increase the exercise price, extend the date on which such Stock Option or any installment thereof shall become exercisable or shorten the term of the Stock Option without the consent of the optionee.

TERMINATION

TERMINATION OF EMPLOYMENT.

If the optionee's employment with the Company is terminated with the consent of the Company and provided such employment is not terminated for cause (of which the Committee shall be the sole judge), the Committee may permit such Stock Option to be exercised by such optionee at any time during the period of three
(3) months after such termination, provided that such Stock Option may be exercised before expiration and within such three-month period only to the extent it was exercisable on the date of such termination.

In the event an optionee dies while in the employ of the Company or dies after termination of employment but prior to the exercise in full of any Stock Option which was exercisable on the date of such termination, such Stock Option may be exercised before expiration by the optionee's personal representative during the period of twelve (12) months after the date of death to the extent exercisable by the optionee at the date of death.

If the optionee's employment with the Company is terminated without the consent of the Company for any reason other than the death of the optionee, or if the optionee's employment with the Company is terminated for cause, his rights under any then outstanding Stock Option shall terminate immediately. The Committee shall be the sole judge of whether the optionee's employment is terminated without the consent of the Company or for cause.

TERMINATION AT RETIREMENT.

If the optionee's employment with the Company is terminated due to retirement in the Committee's sole discretion, such Stock Option shall be exercisable by such optionee at any time during the period of sixty (60) months after such termination or the remainder of the option period, whichever is less, provided that such Stock Option may be exercisable after such termination and before expiration only to the extent that it is exercisable on the date of such termination.

In the event an optionee dies during such extended exercise period, such Stock Option may be exercised by the optionee's personal representative during the period of twelve (12) months after the date of death to the extent exercisable by the optionee at the date of death and to the extent the Stock Option does not expire within such twelve (12) months.

Notwithstanding the foregoing, if at any time after termination due to retirement the optionee engages in "detrimental activity" (as hereinafter defined), the Committee in its discretion may cause the optionee's right to exercise such Stock Option to be forfeited. Such forfeiture may occur at any time subsequent to the date that is three (3) months after the optionee's termination of employment and prior to the exercise of such Stock Option. If an allegation of detrimental activity by an optionee is made to the Committee, the exercisability of the optionee's Stock

Options will be suspended for up to two months to permit the investigation of such allegation. For purposes of this Section 5(d)(ii), "detrimental activity" means activity that is determined by the Committee in its sole and absolute discretion to be detrimental to the interests of the Company or any of its subsidiaries, including but not limited to situations where such optionee: (1) divulges trade secrets of the company, proprietary data or other confidential information relating to the Company or to the business of the Company and any subsidiaries, (2) enters into employment with a competitor under circumstances suggesting that such optionee will be using unique or special knowledge gained as a Company employee to compete with the Company, (3) is convicted by a court of competent jurisdiction of any felony or a crime involving moral turpitude,
(4) uses information obtained during the course of his or her prior employment for his or her own purposes, such as for the solicitation of business, (5) is determined to have engaged (whether or not prior to termination due to retirement) in either gross misconduct or criminal activity harmful to the Company, or (6) takes any action that harms the business interests, reputation, or goodwill of the Company and/or its subsidiaries.

TEN YEAR TERM LIMITATION ON OPTIONS. Notwithstanding the other provisions of this Section 5(d), in no event may a Stock Option be exercised after the expiration of ten (10) years from the date such Stock Option is granted.

RESTRICTIONS ON TRANSFER OF SHARES. At the time of the grant of a Stock Option, the Committee may determine that the Shares covered by such Stock Option shall be restricted as to transferability. If so restricted, such Shares shall not be sold, transferred or disposed of in any manner, and such Shares shall not be pledged or otherwise hypothecated until the restriction expires by its terms. The circumstances under which any such restriction shall expire shall be determined by the Committee and shall be set forth in the Stock Option Agreement covering the grant of the Stock Option to purchase such Shares.

                         Assignability of Stock Options
      Stock Options granted under the Plan shall not be assignable or otherwise transferable by the recipient except by will or the laws of descent and distribution, subject to the provisions of Section 5(d). Otherwise, Stock Options granted under this Plan shall be exercisable during the lifetime of the recipient (except as otherwise provided in the Plan or the applicable Agreement for Stock Options other than incentive stock options) only by the recipient for his or her individual account, and no purported assignment or transfer of such Stock Options thereunder, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Stock Options thereunder shall terminate and become of no further effect.

                                      Taxes
      The Committee may make such provisions and rules as it may deem appropriate for the withholding of taxes in connection with any Stock Options granted under the Plan. An optionee, in the discretion of the Committee, may elect to satisfy all or any portion of the United States tax required to be withheld by the Company in connection with the exercise of such Stock Option by electing to have the Company withhold a number of Shares having a Fair Market Value on the date of exercise equal to or less than the amount required to be withheld. An optionee's election pursuant to the preceding sentence must be made on or before the date of exercise and must be irrevocable.

               Reorganizations and Recapitalization of the Company
PLAN DOES NOT LIMIT COMPANY ACTIONS. The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

NO ADJUSTMENT FOR FUTURE ISSUANCES OF SHARES. Except as hereinafter provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options granted hereunder.

ANTIDILUTION FOR CERTAIN CAPITAL ADJUSTMENTS. The Shares with respect to which Stock Options may be granted hereunder are shares of the Common Stock of the Company as presently constituted, but if, and whenever, prior to the delivery by the Company or a subsidiary of all of the Shares which are subject to the Stock Options or rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, the number of Shares subject to the Plan shall be proportionately adjusted and the number of Shares with respect to which Stock Options granted hereunder may thereafter be exercised shall:

in the event of an increase in the number of outstanding Shares, be proportionately increased, and the cash consideration (if any) payable per Share shall be proportionately reduced; and

in the event of a reduction in the number of outstanding Shares, be proportionately reduced, and the cash consideration (if any) payable per Share shall be proportionately increased.

MERGERS AND CONSOLIDATIONS. If the Company merges with one or more corporations, or consolidates with one or more corporations and the Company shall be the surviving corporation, thereafter, upon any exercise of Stock Options granted hereunder, the recipient shall, at no additional cost (other than the option price, if any) be entitled to receive (subject to any required action by stockholders) in lieu of the number of Shares as to which such Stock Options shall then be exercisable the number and class of shares of stock or other securities to which the recipient would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the recipient had been the holder of record of the number of shares of Common Stock of the Company equal to the number of Shares as to which such Stock Options shall be exercisable. Upon any reorganization, merger or consolidation where the Company is not the surviving corporation or upon liquidation or dissolution of the Company, all outstanding Stock Options shall, unless provisions are made in connection with such reorganization, merger or consolidation for the assumption of such Stock Options, be canceled by the Company as of the effective date of any such reorganization, merger or consolidation, or of any dissolution or liquidation of the Company, by giving notice to each holder thereof or his or her personal representative of its intention to do so and by permitting the exercise during the thirty-day period next preceding such effective date of all Stock Options which are outstanding as of such date, whether or not otherwise exercisable.

                                    Plan Term
      The Plan shall be effective March 15, 2001. No Stock Options shall be granted pursuant to this Plan after March 15, 2011.

                            Amendment or Termination
      The Board of Directors may amend, alter or discontinue the Plan at any time insofar as permitted by law, but no amendment or alteration shall be made without the approval of the stockholders if and to the extent such amendment is required to be approved by stockholders to continue the exemption provided for in Rule l6b-3 (or any successor provision) under the Act.

       No amendment of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any option or right theretofore granted under the Plan.

                             Government Regulations
      Notwithstanding any of the provisions hereof, or of any Stock Option granted hereunder, the obligation of the Company or any subsidiary to sell and deliver Shares under such Stock Option or to make cash payments in respect thereto shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, and the recipient shall agrees that he will not exercise or convert any Stock Option granted hereunder, and that the Company or any subsidiary will not be obligated to issue any Shares or make any payments under any such Stock Option if the exercise thereof or if the issuance of such Shares or if the payment made shall constitute a violation by the recipient or the Company or any subsidiary of any provision of any applicable law or regulation of any governmental authority

                                                                      APPENDIX B

                          INTERNET LAW LIBRARY, INC.
                           AUDIT COMMITTEE CHARTER
(AS APPROVED BY THE BOARD OF DIRECTORS ON SEPTEMBER 28, 2000)

NAME: The name of the Committee is the AUDIT COMMITTEE OF INTERNET LAW LIBRARY, INC. (Audit Committee.)

MEMBERS: The Audit Committee will be composed of a Chairman and at least one other member, both of whom are Directors of the Company and neither of whom are employed by the Company or any subsidiary or affiliate. All members of the Audit Committee will be knowledgeable as to business accounting practices and procedures.

PURPOSE: The Audit Committee of the Board of Directors shall independently evaluate and oversee the financial, internal control, reporting and accounting practices of the Company by executive management to ensure compliance with all applicable laws and regulations.

ACCESS: The Audit Committee shall have unrestricted access to all information, including documents and personnel, which it deems appropriate; and adequate resources to fulfill its oversight responsibilities.

SCOPE:      The Audit Committee's responsibilities are as follows:

            1. To ensure that the Company complies with the financial and reporting requirements pursuant to applicable law;

            2. To ensure that the independent auditor is accountable to the Audit Committee and the Board of Directors;

            3. To select, evaluate, and replace the Company's independent auditor;

            4. To ensure that the independent auditor submits a formal written statement regarding relationships and services that may affect objectivity and independence;

            5. To recommend that the Board of Directors take action to ensure the independence of the auditor;

            6. To discuss any matters which the Committee deems relevant with the independent auditor, internal auditors and executive management;

            7. To observe and monitor actions relating to ethics, laws and regulations with respect to the business environment in which the Company and its subsidiaries and affiliates operate;

            8. To meet regularly, as determined by the Audit Committee, to establish guidelines for discussion of both the quality and acceptability of the Company's accounting principles and reporting requirements; and

            9. To promote and enhance the mutual cooperation by and between the Audit Committee, internal and external auditors, and executive management of the Company.

                           INTERNET LAW LIBRARY, INC.
                        FORM OF PROXY FOR ANNUAL MEETING
                          TO BE HELD SEPTEMBER 25, 2001


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned hereby appoints Hunter M.A. Carr or Kelley V. Kirker, or either of them, proxies of the undersigned, with full powers of substitution to vote all of the shares of common stock of Internet Law Library, Inc. that the undersigned is entitled to vote at the annual meeting to be held on September 25, 2001, and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND 2 AND FOR PROPOSALS 3, 4, AND 5.

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

[X]     PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


1.      Election of Class II           FOR    WITHHOLD                NOMINEES:
        Directors Instruction:         [ ]    AUTHORITY FOR           W. Allyn Hoaglund
        TO WITHHOLD AUTHORITY TO              FOR  BOTH NOMINEES      David P. Harriman
        VOTE FOR ANY INDIVIDUAL                    [ ]
        NOMINEE, WRITE IN THAT
        NOMINEE'S NAME ON THE
        LINES BELOW.


        ---------------------------

        ---------------------------



2.      Election of Class III          FOR    WITHHOLD                NOMINEES:
        Directors Instruction:                AUTHORITY FOR           W. Paul Thayer
        TO WITHHOLD AUTHORITY TO              BOTH NOMINEES           Donald W. Sapaugh
        VOTE FOR ANY INDIVIDUAL                   [ ]
        NOMINEE, WRITE IN THAT
        NOMINEE'S NAME ON THE
        LINES BELOW.

        ---------------------------

        --------------------------------------------------------------------------------

        --------------------------------------------------------------------------------

3.      Approval of change of
        name of corporation to         FOR         AGAINST           ABSTAIN
        ITIS Inc.                      [ ]           [ ]               [ ]

4.      Approval and Ratification
        of  the 2001 Executive         FOR         AGAINST           ABSTAIN
        Stock Option Plan.             [ ]           [ ]               [ ]

5.      Ratification of the
        appointment of Harper &
        Pearson Company as
        independent auditors for       FOR         AGAINST           ABSTAIN
        2000 and 2001.                 [ ]           [ ]               [ ]

      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

                                    This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposals 1 and 2 and FOR Proposals 3, 4, and 5.

                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR
                                    BY FACSIMILE TO (713) 462-8598.



                                    _______________________________________
                                    Signature

                                    Dated: _________________________ , 2001

                                    NOTE: Please sign name exactly as it appears on the share certificate. Only one of several joint owners need to sign. Fiduciaries should give full title.